Tiger Renewable Energy Limited
Assignment and Assumption

By and between Tiger Renewable Energy Limited and DT Crystal Holdings Limited.

This Assignment and Assumption Agreement (henceforth the “Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between:

Tiger Renewable Energy Limited a corporation of the State of Nevada, U.S.A. and having its principal place of business at Suite 1302 Sino Favour Centre, 1 On Yip Street, Chaiwan, Hong Kong (hereinafter "Tiger” or the "Assignor").

And

DT Crystal Holdings Limited having its principal place of business at PO Box N-9934,
Ansbacher House, 2nd Floor, Shirley and East Street Nassau, Bahamas
(hereinafter “DT” or the "Assignee").

Each, individually, which may be a “Party”; and all, collectively, the “Parties”.

RECITAL

WHEREAS Tiger holds a Ninety percent (90%) equity interest in a joint-venture corporation, Xinjiang Yajia Distillate Company Limited of Wenhua East Road, Hami City, Xinjiang 839000, China (hereinafter the “J/V”), which is developing an ethanol refining plant in Hami City (the “Project”).

WHEREAS Tiger desires to assign its interests in the J/V and the Project to DT, in exchange for DT to assume all debt related to the J/V and finalize the project;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENT CONTAINED HEREIN, THE PARTIES HEREBY AGREE AS FOLLOW:

1. Assignment

a) The Assignor hereby assigns, conveys and delivers to the Assignee, all of its right, title and interest in and to the joint-venture enterprise, being its share of the J/V, in exchange for the Assignee to assume all debt related to the J/V and finalize the project;.

b) The Assignor also hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor:

i. all of the Assignor's rights and obligations in its capacity as a shareholder of the J/V under the Contract of the Joint Venture of Xinjiang Yajia Brewing Company of 23 November, 2006, as amended 6 June, 2007, and any other documents or instruments delivered pursuant thereto (the “J/V Documents”) and any other rights and obligations it may have for or in relation to the Project; and
ii. to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right or responsibility of the Assignor for or against any Person, whether known or unknown, arising under or in connection with its shareholding and any other interest in the J/V and the Project, and governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations assigned pursuant to clause (i) above (the rights and obligations assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest").

c) Such assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.

d) The Assignment Effective Date shall be the execution date of this Agreement.

Assignor: Tiger Renewable Energy Limited
Assignee: DT Crystal Holdings Limited

2. Representations and Warranties

Assignor
a) The Assignor represents and warrants that:
i. it is the legal and beneficial owner of the Assigned Interest; and
ii. it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption;
and to consummate the transactions contemplated hereby.

b) The Assignor assumes no responsibility with respect to:
i. any statements, warranties or representations made in or in connection with the J/V Agreement or any other J/V documents;
ii. the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder;
iii. the financial condition of the J/V, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any J/V Documents; or
iv. the performance or observance by the J/V, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any J/V Documents.

Assignee
a) The Assignee represents and warrants that:
i. it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a shareholder under the J/V Agreement;
ii. from and after the Assignment Effective Date, it shall be bound by the provisions of the J/V Agreement as a equity partner thereunder and, to the extent of the Assigned Interest, shall have the obligations of a shareholder thereunder; and
iii. it has received a copy of the J/V Agreement and all other relevant J/V documentation.

b) The Assignee agrees that it will:
i. independently and without reliance on the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the J/V Documents; and
ii. it will perform in accordance with their terms all of the obligations which by the terms of the J/V Documents are required to be performed by it.

3. General Provisions

a) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

b) This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart.

c) This Agreement shall be governed by, and construed in accordance with, the law of the England.

Executed as of the 31st day of January, 2009.

For and on Behalf of Tiger Renewable Energy Limited

Signature
Name:Robert Clarke
Title:Chief Executive Officer
Date: January 31, 2009

For and on Behalf of DT Crystal Holdings Limited
Signature
Name:Alan Cole
For Redcorn Consultants Limited
Date: February 2, 2009